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                                                                   EXHIBIT 10.20

                           AGREEMENT NUMBER CPO32284

                                   COST TYPE

                                    Between

                         BATTELLE MEMORIAL INSTITUTE
                                  through its

                         BATTELLE COLUMBUS OPERATIONS
                              hereinafter called

                                   BATTELLE

                                      and

                           EXIGENT DIAGNOSTICS, INC.
                              hereinafter called

                                    CLIENT

BATTELLE agrees to provide CLIENT with services on the concept development for a diagnostic disposable and pilot production line substantially in accordance with BATTELLE's Proposal No. CPO32284, which is incorporated herein, subject to the following terms and conditions (the "PROJECT"):

                                  1.TERM

BATTELLE will begin work on the PROJECT within thirty (30) days of receipt of this Agreement executed by CLIENT and will continue for a period of five (5) months, subject to the terms and conditions of this Agreement.

                                   2.PAYMENT

BATTELLE estimates that the price to the CLIENT for performance of the PROJECT will be Five Hundred Thousand Dollars ($500,000.00) payable upon receipt of monthly invoices for costs incurred. CLIENT shall not be required to reimburse, and BATTELLE shall not be required to incur, any charges for performance in excess of the above price, unless mutually agreed upon in writing.

Travel expenses are not included in the above estimate and, when authorized by CLIENT, will be invoiced separately when incurred.

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                                  3. OWNERSHIP

The parties agree that all Work (which shall include for purposes of this Section all ideas, processes, methodologies, software, algorithms, formulae, notes, outlines, photographs, inventions, improvements and other information and work product developed or generated by or on behalf of BATTELLE during the course of its performance of the PROJECT pursuant to this Agreement) shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, 17 U. S.C. (S)101, and that Client is and shall be the sole author of the Work, and the sole owner of all rights therein, including but not limited to all rights of copyright. In the event any of the Work is deemed not to be a "work made for hire," then BATTELLE hereby transfers to CLIENT, without further consideration, all right, title, and interest to such Work, including any and all patents, copyrights, trade secrets and other proprietary rights related thereto. BATTELLE agrees to promptly execute and deliver, or cause to be promptly executed and delivered, all documents and instruments requested by CLIENT to evidence the foregoing assignment.

                                 4. INVENTIONS

If BATTELLE employees conceive and first actually reduce to practice an invention within the scope of the PROJECT while working on the PROJECT, BATTELLE will promptly notify CLIENT of the invention and shall be deemed to have assigned to CLIENT any and all of its rights to such invention. Upon request, within sixty (60) days of the notification, BATTELLE will also assist CLIENT in CLIENT's preparation and prosecution of applications for Letters Patent. The costs of providing such assistance are not included in the PROJECT estimate stated in Section 2 above, and CLIENT agrees to pay such costs in addition to any other amounts payable under this Agreement.

                              5. CONFIDENTIALITY

BATTELLE acknowledges that it may be exposed or have access to trade secrets and other confidential business information of CLIENT or other entities with which CLIENT has business relationships. Such information, referred to hereinafter as "Confidential Data," shall include all information concerning the business or affairs or CLIENT that is not known by or generally available to third parties, including, without limitation, existing systems and programs and those in development, customer lists, customer needs and requirements, employee lists, salaries and benefits, and all data received in confidence by CLIENT from third parties. BATTELLE agrees that during its business dealings with CLIENT and thereafter for a period of five (5) years (i) it will hold all Confidential Data in the strictest confidence and will not copy or disclose any portion thereof to any person or entity, except its employees who have a need to know, without the prior written consent of CLIENT; (ii) it will comply, and cause each of its employees to comply, with CLIENT's policies on data and information security;
(iii) it will not make any use whatsoever of any Confidential Data except to perform services in connection with the Work pursuant to this Agreement; and
(iv) upon termination of its business dealings with CLIENT or at any time upon CLIENT's request, it will immediately return to CLIENT all Confidential Data in its possession or in the possession of its employees.

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                    6. REPORTS AND USE OF RESULTS BY CLIENT

BATTELLE agrees to render CLIENT written reports of its findings and progress made during the term of the Agreement, at intervals agreed upon by the parties.

CLIENT may use the results of the PROJECT AS CLIENT sees fit, subject to the following:

a. CLIENT agrees not to use or imply the BATTELLE name for advertising, promotional purposes, raising capital, recommending investments, or in any way that implies endorsement by BATTELLE without the written consent of BATTELLE. CLIENT or BATTELLE may publicly disclose, in a news context, the fact that an agreement has been entered into, including the name of the CLIENT or BATTELLE and the general nature of the PROJECT.

b. CLIENT agrees not to use any PROJECT results in any dispute, litigation, or other legal action.

BATTELLE agrees to provide a high standard of professional service and shall exert its best efforts within time and funds provided toward achievement of the technical objectives of the PROJECT authorized pursuant to this Agreement. However, as the results of the PROJECT will be developmental in nature, in no event shall BATTELLE or its employees and agents have any obligation or liability for damages, including but not limited to consequential damages, arising out of or in connection with CLIENT'S use or inability to use the PROJECT results. BATTELLE PROVIDES NO WARRANTY OR GUARANTEE OF RESULTS, INCLUDING WARRANTIES OF FITNESS FOR PURPOSE OR OF MERCHANTABILITY FOR ANY ITEM OR RESULT THAT MAY BE DELIVERED UNDER THIS AGREEMENT. BATTELLE agrees that services provided hereunder shall be performed in a competent and workmanlike manner and that each item of Work furnished to CLIENT pursuant to this Agreement shall conform with its description and specifications as set forth in Proposal No. CPO32284.

                          7. INDEPENDENT CONTRACTORS

CLIENT and BATTELLE are independent contractors are not related and shall not be construed as co-employers, joint venturers, partners or otherwise. BATTELLE shall be responsible for payment of all wages and/or salaries and benefits due to its employees. Upon CLIENT'S request, BATTELLE will provide CLIENT with certificates of insurance evidencing that its employees are covered by: (I) general liability insurance with a minimum limit of $1 million combined single limit bodily injury and property damage; and (ii) workmen's compensation insurance in the state in which each BATTELLE employee is employed.

                          8. INSURANCE AND INDEMNITY

CLIENT agrees to maintain adequate product liability insurance coverage for any CLIENT products that may be developed based in whole or in part on BATTELLE'S work, and CLIENT agrees to provide evidence of such insurance upon written request.
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CLIENT agrees to indemnify and hold BATTELLE harmless from any and all liability, claims, demands, and damages, and all costs and expenses in connection therewith, for or arising out of BATTELLE's performance under this Agreement, other than for injury or damage occurring (i) during performance of the Agreement on BATTELLE-owned premises, except to the extent of CLIENT's contribution to such injury or damage, or (ii) as a result of the gross negligence or willful misconduct of BATTELLE. contributing cause.

                             9. NATURE OF SERVICES

CLIENT agrees that BATTELLE's performance of services on PROJECTS pursuant to this Agreement is that of a professional service provider, and not a manufacturer or supplier. CLIENT shall retain all final decision-making authority and responsibility for the formulation, manufacturing, marketing, design and selling of CLIENT's products. BATTELLE shall not have any responsibility for providing product labels, warnings, or instructions for the users of CLIENT's products and shall have no responsibility for obtaining FDA premarket approval for any product or device unless mutually agreed upon in writing.

                               10. FORCE MAJEURE

Neither CLIENT nor BATTELLE shall be liable in any way for failure to perform any provision of this Agreement (except the payment of monetary obligations) if such failure is caused by any law, rule or regulation, or any cause beyond the control of the party in default.

                             11. EARLY TERMINATION

Either party shall have the right to terminate this contract upon fifteen (15) days' written notice. In the event of early termination, BATTELLE agrees to: (i) provide CLIENT with all reports, materials, or other deliverable items available as of the date of termination, and (ii) refund the applicable pro rata portion of the estimated payment as set forth in Section 2. In any event, CLIENT agrees to pay all appropriate and reasonable costs incurred or committed by BATTELLE including costs of termination, within thirty (30) days of receipt of a final invoice.

                         12. LATEST DATE OF ACCEPTANCE

This agreement will become effective upon receipt of a fully executed copy by BATTELLE, except that it will be void if not executed and received by BATTELLE within sixty (60) days of the date of signature by BATTELLE.
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                                  13. GENERAL

This Agreement and Proposal No. CPO32284 incorporated herein represent the entire Agreement of the parties, and may be modified or amended only by mutual agreement in writing. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that the CLIENT may assign this Agreement to an affiliate without the prior written consent of BATTELLE. This Agreement shall be governed by and is to be construed in accordance with the laws of and enforced within the jurisdiction of Ohio.



EXIGENT DIAGNOSTICS, INC.                 BATTELLE MEMORIAL INSTITUTE
                                               Columbus Operations


By: /s/ Thomas H. Grove                   By: /s/  Leslie F. Nikodem Jr.
   --------------------------------           ----------------------------
                                               Leslie F. Nikodem Jr.
Title V.P. of R.D                                Contracting Officer
      -----------------------------

Date 12/12/96                             Date   December 5, 1996
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